EXHIBIT 10.1

August 6, 2003

MEMO TO:	Felix E. Wright

FROM:	Ernest C. Jett

RE:	Felix E. Wright Employment Agreement Our File No: 2-111-3

Felix,

As you know, the Board of Directors approved the extension of your employment agreement for an additional one-year period, ending October 1, 2004. See Tab 1 for a copy of your employment agreement.

If you agree to the extension of your employment agreement for this one-year period, please indicate by signing below. Thank you.

Executive	Leggett & Platt, Incorporated

/s/ FELIX E. WRIGHT	/S/ ERNEST C. JETT
Felix E. Wright	Ernest C. Jett Vice President

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